Amendment No. 5 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

AXA Equitable Life Insurance Company

AXA Advisers LLC

AXA Distributors LLC

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), AXA Equitable Life Insurance Company (the “Company” or “you”), and AXA Advisers LLC and AXA Distributors LLC, your distributors, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated July 1, 2005 and subsequently amended June 5, 2007, November 1, 2009, May 1, 2010 and August 16, 2010 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules B and C of the Agreement are deleted and replaced in their entirety with the Schedules B and C attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2012.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By:
	Name:	Karen L.Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:
Name: Thomas Regner
Title: Executive Vice President

The Company:	AXA EQUITABLE LIFE INSURANCE COMPANY

By:
Name: Steven M. Joenk
Title: Senior Vice President

Distributors for the Company:	AXA Distributors LLC

By:
Name: Nick Lane
Title: President

AXA Advisors LLC

By:
Name: Andrew J. McMahon
Title: Chairman

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
Separate Account No. 49	Yes
Separate Account No. 65	No
Separate Account A	Yes
Separate Account FP	Yes
Separate Account I	Yes
Separate Account No. 45	Yes
Separate Account No. 66	Yes
Separate Account No. 206	Yes
Separate Account No. 301	Yes
Separate Account No. 70	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Income Securities Fund—Class 2

2.	Franklin Rising Dividend Securities Fund—Class 2

3.	Franklin Small Cap Value Securities Fund—Class 2

4.	Franklin Strategic Income Securities Fund—Class 2

5.	Franklin Templeton VIP Founding Funds Allocation Fund—Class 2

6.	Mutual Shares Securities Fund—Class 2

7.	Templeton Developing Markets Securities Fund—Class 2

8.	Templeton Foreign Securities Fund—Class 2

9.	Templeton Global Bond Securities Fund—Class 2

10.	Templeton Growth Securities Fund—Class 2

In addition to Portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Accounts under the Contracts; and (ii) the date that you propose to begin offering Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o

Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)

Fax: 650 525-7059

Franklin Templeton Investments

1 Franklin Parkway,

Bldg. 920, 2nd Floor

San Mateo, CA 94402

With respect to the following agreement(s) (collectively, the “Agreement”) (please reproduce and complete table for multiple agreements):

Date of Participation Agreement:

Insurance Company(ies):

Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios Listing of current classes for your reference: Class 1 (no 12b-l fee); Class 2 (12b-l fee of 25 bps); or Class 4(12b-1 fee of 35 bps).	Offering Date(s)

Name and title of authorized person of insurance company:

Contact Information:

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